                                                                 EXHIBIT (G)(VI)

                                   SCHEDULE A
                          ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                               SCHWAB INVESTMENTS,
                              SCHWAB CAPITAL TRUST,
                          SCHWAB ANNUITY PORTFOLIOS AND
                               SEI FUND RESOURCES

                                  LIST OF FUNDS


Name of Fund                                                                                 Date
------------                                                                                 ----
Schwab MarketTrack Growth Portfolio                                                          4/30/98

Schwab MarketTrack Balanced Portfolio                                                        4/30/98

Schwab MarketTrack Conservative Portfolio                                                    4/30/98

Schwab MarketTrack All Equity Portfolio                                                      4/15/98

Schwab International Index Fund: Investor Shares, Select Shares                              4/30/98

Schwab Small-Cap Index Fund: Investor Shares, Select Shares                                  4/30/98

Schwab MarketManager International Portfolio                                                 4/30/98

Schwab MarketManager Balanced Portfolio                                                      4/30/98

Schwab MarketManager Growth Portfolio                                                        4/30/98

Schwab MarketManager Small Cap Portfolio                                                     4/30/98

Schwab MarketTrack Growth Portfolio II                                                       4/30/98

Schwab S&P 500 Fund: Select Shares, Investor Shares, e.Shares                                11/1/98

Schwab S&P 500 Portfolio                                                                     11/1/98

Schwab 1000 Fund:  Select Shares, Investor Shares                                            11/1/98

Schwab Analytics Fund                                                                        11/1/98

Institutional Select S&P 500 Fund                                                             2/1/99

Institutional Select Large-Cap Value Index Fund                                               2/1/99

Institutional Select Small-Cap Value Index Fund                                               2/1/99

Schwab Total Stock Market Index Fund - Select Shares, Investor Shares                         6/1/99

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                               SCHWAB INVESTMENTS
                               SCHWAB CAPITAL TRUST
                               SCHWAB ANNUITY PORTFOLIOS

                               By     /s/ William J. Klipp
                                      --------------------
                               Name:  William J. Klipp
                               Title: Executive Vice President and Chief
                                      Operating Officer

                               SEI FUND RESOURCES

                               By     /s/ Todd Cipperman
                                      ------------------
                               Name:  Todd Cipperman
                               Title: Vice President